Exhibit 10.14

ADDENDUM TO STOCK OPTION AGREEMENTS

BETWEEN PURE BIOSCIENCE AND GARY BROWNELL

This Addendum to the Stock Option Agreements listed below between Pure Bioscience, a California corporation (“PURE”) and Gary Brownell (“Mr. Brownell”) is made this 10th day of March 2008.

WHEREAS, Mr. Brownell has served as an officer and director of PURE since 1996, and

WHEREAS, Mr. Brownell has been granted the Stock Option Agreements listed below for his service as an officer and director, and

WHEREAS, said Stock Option Agreements provide that the holder of such stock options has three days in which to exercise the stock options in the event of the holder separation from positions with PURE unless otherwise amended by the board of directors, and

WHEREAS, Mr. Brownell has agreed to resign from the PURE board of directors so that the board of directors will consist of a majority of independent directors, and

WHEREAS, PURE desires to express its gratitude and appreciation of the service of Mr. Brownell and his resignation for the benefit of PURE and its shareholders by amending his Stock Option Agreements as set forth below.

NOW, THEREFORE, in consideration of the above premises it is agreed as follows:

1.     Mr. Brownell resigns from the PURE board of directors upon execution of this Agreement and PURE accepts said resignation upon execution of this Agreement.

2.     Mr. Brownell’s outstanding vested Stock Option Agreements are as follows:

Date of Issue	Date of Expiry	# of Options Unexercised @ 03/07/08	Exercise Price
12/21/04	12/20/09	250,000	$0.53
12/21/04	01/07/11	100,000	$0.53
07/15/98	12/19/08	37,500	$0.53
11/16/99	12/19/08	50,000	$0.53
11/16/00	12/19/08	50,000	$0.53
11/08/01	01/07/11	50,000	$0.53
04/21/06	04/21/11	250,000	$1.65
05/23/07	05/23/12	50,000	$3.00

Total Unexercised		837,500

3.     EXTENSION OF OPTION. Any provisions in the Stock Option Agreements notwithstanding and to the extent contradictory are hereby deemed void, PURE hereby extends the three day from separation expiration date of the above Stock Option Agreements to September 10, 2008.

4.     All other terms of the original Stock Option Agreements remain in effect with this Addendum.

IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be executed as first herein above set forth.

PURE BIOSCIENCE

By:	/s/ Michael L. Krall Michael L. Krall, President/CEO

GARY BROWNELL

By:	/s/ Gary Brownell Gary Brownell